For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces First Quarter 2024 Results

Adjusted FFO Per Share Beats Estimates; Tech Markets Outperform

WEST PALM BEACH, Fla., May 6, 2024 — Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the first quarter ended March 31, 2024.

First Quarter 2024 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – Increased 2 percent to $120 compared to the 2023 first quarter. Average daily rate (ADR) accelerated 1 percent to $171, and occupancy jumped 1 percent to 70 percent for the 38 hotels owned as of March 31, 2024.
◦RevPAR for the Silicon Valley and Bellevue hotels was up 17 percent over the 2023 first quarter.
◦April 2024 RevPAR was up 5 percent over 2023 for the entire portfolio.
•Net Income / (Loss) – Net loss of $5.5 million compared to net loss of $5.0 million in the 2023 first quarter. Net loss per diluted common share was $0.15 versus $0.14 during the 2023 first quarter.
•Hotel EBITDA Margin – Generated margins of 30.8 percent in the 2024 first quarter, up slightly from 2023 first quarter margins of 30.7 percent.
•Adjusted EBITDA – Rose a solid 6 percent to $18.9 million from $17.8 million in the 2023 first quarter.
•Adjusted FFO – Produced adjusted FFO of $7.9 million in the 2024 first quarter, same as the first quarter of 2023. Adjusted FFO per diluted share was $0.16 for both periods.

The following chart summarizes the consolidated financial results for the three-months ended March 31, 2024, and 2023, based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended
	March 31,
	2024	2023
Net income / (loss)	$(5.5)	$(5.0)
Diluted net income / (loss) per common share	$(0.15)	$(0.14)
GOP Margin	38.6%	39.8%
Hotel EBITDA Margin	30.8%	30.7%
Adjusted EBITDA	$18.9	$17.8
AFFO	$7.9	$7.9
AFFO per diluted share	$0.16	$0.16
Dividends per common share	$0.07	$0.07

Jeffrey H. Fisher, Chatham’s president and chief executive officer, emphasized, “We are quite pleased with our strong start to the year, delivering adjusted FFO per share of $0.16, beating consensus estimates as our hotel EBITDA margins outperformed our expectations. RevPAR growth of 2 percent was in the middle of our guidance, and our earnings beat was driven by hotel EBITDA margins exceeding our midpoint by approximately 230 basis points. RevPAR growth easily surpassed industry performance, and our EBITDA margins benefited from a 17 percent increase in other operating department profit and a $0.8 million or 13 percent decrease in property tax expense resulting from refunds on certain hotels."

“In addition to our operating results, we continue to strengthen our balance sheet with the sale of the 24-year old Hilton Garden Inn Denver Tech Center for $18 million earlier this year while also avoiding a $6 million renovation. At quarter end, our net debt to trailing twelve month EBITDA was a very healthy 4.0 times, and we will continue to opportunistically sell additional assets in 2024 with the intent to redeploy those proceeds into debt reduction and ultimately make higher growth hotel investments," Fisher highlighted.

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the hotels owned as of March 31, 2024, compared to the 2023 and 2019 first quarter:

	Q1 2024 RevPAR	Q1 2023 RevPAR	Q1 2019 RevPAR
Occupancy	70%	69%	76%
ADR	$171	$170	$165
RevPAR	$120	$118	$126

The below chart summarizes RevPAR statistics by month for the company’s hotels:

	January	February	March	April
Occupancy – 2024	61%	71%	78%	83%
ADR – 2024	$165	$167	$178	$177
RevPAR – 2024	$101	$118	$140	$146
RevPAR – 2023	$95	$120	$139	$140
% Change in RevPAR vs. prior year	6%	(1)%	—%	5%

Fisher continued, “Our first quarter RevPAR growth of 2 percent was 7X industry-wide RevPAR growth, and as we have stated, our portfolio should continue to outperform the industry given the resurgence of our primarily technology dependent markets. RevPAR growth at our five tech hotels in Silicon Valley and Bellevue accelerated 17 percent in the first quarter, and April RevPAR growth at these same hotels remained strong, growing 12 percent.

"Gains in portfolio occupancy are coming from business travel and this is vital to Chatham's growth trajectory. First quarter weekday occupancy was the highest since 2019 and for the first time since the pandemic, first quarter weekday occupancy outpaced weekend occupancy. Weekday occupancy gained two percent while weekend occupancy slipped two percent. Portfolio ADR improved slightly in the quarter, and we should generate incremental ADR growth as demand in our tech markets expands."
RevPAR performance for Chatham’s largest markets comprise 70 percent of trailing twelve-month hotel EBITDA (based on EBITDA contribution over the last twelve months) is presented below:

	% OF LTM EBITDA	Q1 2024 RevPAR	Change vs. Q1 2023	Q1 2023 RevPAR	Q1 2019 RevPAR
38 - Hotel Portfolio		$120	2%	$118	$126
Silicon Valley	14%	$127	12%	$114	$183
Los Angeles	10%	$145	(3)%	$149	$161
Coastal Northeast	9%	$93	0.3%	$93	$88
Washington, D.C.	8%	$132	10%	$120	$128
Greater New York	8%	$126	9%	$116	$125
San Diego	6%	$195	4%	$187	$172
Austin	5%	$123	(9)%	$135	$130
Dallas	5%	$109	(4)%	$114	$98
Seattle	4%	$105	40%	$75	$115

“First of all, it is great to see the growth in Silicon Valley and Bellevue as corporate travel demand continues to increase and as a result, leading to occupancy growth of 12 percent over last year to a post-pandemic first quarter high of 67 percent. San Francisco's airport saw international passenger traffic surpass 2019 levels in February and March for the first time since 2020. ADRs in Silicon Valley and Bellevue rose five percent in the quarter, and as demand approaches 2019 levels, currently 90 percent of 2019, we will have the leverage to push rates higher," asserted Dennis Craven, Chatham's chief operating officer. "Excluding Silicon Valley and Bellevue, first quarter RevPAR of $119 exceeds 2019 levels by 3 percent.

Craven commented further, "Continuing a great trend from the second half of last year, our Greater New York and Washington, D.C., hotels are experiencing meaningful RevPAR gains attributable to strong underlying demand fundamentals. For the first time since the start of the pandemic, RevPAR at our D.C. area hotels has surpassed 2019 levels, and our Greater New York hotel RevPAR has exceeded 2019 for each of the past four quarters. As we stated last quarter, San Diego is poised for a strong 2024 given the increase in large conventions in 2024 and was able to shake-off the impact awful weather had on February conventions to have a solid quarter.

"Among our major markets, Los Angeles is the only market really underperforming expectations as the entire market has been soft. We gained RevPAR market share in our three Los Angeles area hotels during the quarter. The Austin market was expected to soften this quarter after a significant amount of corporate group demand last year," Craven concluded.

Approximately 64 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels, the highest concentration of extended-stay rooms of any public lodging REIT. First quarter 2024 occupancy, ADR and RevPAR for each of the company’s major brands is presented below (number of hotels in parentheses):

	Residence Inn (16)	Homewood Suites (6)	Courtyard (4)	HGI (3)	Hampton Inn (3)
% of LTM EBITDA	48%	10%	9%	7%	7%
Occupancy – 2024	72%	68%	70%	69%	71%
ADR – 2024	$193	$142	$158	$172	$132
RevPAR – 2024	$138	$96	$111	$118	$94
RevPAR – 2023	$127	$107	$110	$127	$93
% Change in RevPAR	9%	(10)%	1%	(7)%	1%

The Homewood and Hilton Garden Inn declines were impacted by renovations.

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures for the three months ended March 31, 2024 and 2023. Gross operating profit is calculated as hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q1 2024	Q1 2023
RevPAR	$120	$118
Gross operating profit	$26.3	$26.8
Hotel EBITDA	$21.0	$20.7
GOP margin	39%	40%
Hotel EBITDA margin	31%	31%

Craven remarked, "It's encouraging in a low RevPAR growth quarter that we were able to minimize our GOP margin loss through aggressive cost control management while pushing other revenue initiatives across our platform. Compared to the 2023 first quarter, labor costs adversely impacted our GOP margins by approximately 110 basis points, but the good news is average labor costs across all hourly positions has stabilized over the past nine months. Our first quarter average hourly wage is essentially unchanged from 2023 third and fourth quarter average hourly wages. We continue to push our other revenue initiatives, specifically parking and hotel retail markets, and we were able to increase our other operating department by 17 percent and generate an additional $0.4 million of hotel EBITDA."

Hotel EBITDA margins improved 10 basis points in the quarter as property tax refunds of $0.8 million offset the GOP decline of $0.5 million.

Corporate Update

The below chart summarizes key financial performance measures for the three months ended March 31, 2024 and 2023. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt, as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx and common dividends is calculated as corporate EBITDA less debt service and preferred share dividends. Amounts are in millions, except RevPAR.

	Q1 2024	Q1 2023
RevPAR	$120	$118
Hotel EBITDA	$21.0	$20.7
Corporate EBITDA	$18.9	$17.8
Debt Service & Preferred	$(10.6)	$(10.2)
Cash flow before CapEx and Common	$8.3	$7.6

Hotel Investments

During the 2024 first quarter, the company incurred capital expenditures of $10 million. Chatham’s 2024 capital expenditure budget is approximately $37 million. During the quarter, renovations on the Hilton Garden Inn Marina Del Rey, Calif.; Homewood Suites San Antonio, Texas; Hyatt Place Denver Cherry Creek, Colo.; and the Embassy Suites Springfield, Va., were completed. No renovations are planned for the 2024 second quarter.

Capital Markets & Capital Structure

During the first quarter, Chatham used free cash flow to reduce its net debt by approximately $6 million. As of March 31, 2024, the company had net debt of $412 million (total consolidated debt less unrestricted cash). Total debt outstanding as of March 31, 2024, was $484.5 million at an average interest rate of 5.5 percent, comprised of $394.5 million of fixed-rate mortgage debt at an average interest rate of 5.2 percent, $90 million outstanding on its term loan at a rate of 6.9% and nothing outstanding on the company's $260 million senior unsecured revolving credit facility. Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 25 percent on March 31, 2024 and December 31, 2023.

Subsequent to the end of the first quarter, the company:

•Repaid the Residence Inn Anaheim $29 million maturing mortgage on April 5, 2024
•Borrowed $50 million of additional debt on its term loan on May 3, 2024

"With respect to the additional Term Loan commitments, we appreciate the continued support of Regions and Capital One, and are thrilled to add J.P. Morgan into our high-quality team of lenders," commented Jeremy Wegner, Chatham's chief financial officer. "Although we have approximately $252 million of debt maturing in July, we have plenty of liquidity to address those maturities and are thrilled to remove this overhang."

Dividend
During the quarter, the Board of Trustees declared a preferred share dividend of $0.41406 per share, as well as a common share dividend of $0.07 per share, payable on April 15, 2024, to shareholders of record as of March 28, 2024.

2024 Second Quarter Guidance

The company’s 2024 second quarter guidance reflects the following assumptions:
a.No renovations.
b.Repayment of the $29 million maturing mortgage during April on the Anaheim Residence Inn using available cash.
c.$50 million of incremental borrowings on Chatham's term loan on May 3, 2024.
d.$60 million of CMBS debt issuance during the second half of May
e.No additional acquisitions, dispositions, debt or equity issuance

Q2 2024
RevPAR	$149 - $151
RevPAR growth	2.5% to 4.0%
Total hotel revenue	$84.3-$85.4 M
Net income (loss)	$2.1-$3.8 M
Net income (loss) per diluted share	$0.04-$0.07
Adjusted EBITDA	$28.7-$30.4 M
Adjusted FFO	$16.8-$18.5 M
Adjusted FFO per diluted share	$0.33-$0.36
Hotel EBITDA margins	36.5%-38.0%
Corporate cash administrative expenses	$2.8 M
Corporate non-cash administrative expenses	$1.7 M
Interest income	$0.7 M
Interest expense (excluding fee amortization)	$7.7 M
Non-cash amortization of deferred fees	$0.4 M
Weighted average shares/units outstanding	51.0 M

The company provides guidance but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission.

Earnings Call

The company will hold its first quarter 2024 conference call later today at 10:30 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-877-407-0789 or 1-201-689-8562 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until Monday, May 13, 2024, at 11:59 PM ET, by dialing 1-844-512-2921 or 1-412-317-6671, access ID 13745986. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 38 hotels totaling 5,735 rooms/suites in 16 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

The company calculates FFO in accordance with standards established by the Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.
The company calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO,

Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a First-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets:
Investment in hotel properties, net	$1,205,271	$1,227,633
Cash and cash equivalents	72,260	68,130
Restricted cash	19,240	17,619
Right of use asset, net	17,996	18,141
Hotel receivables (net of allowance for doubtful accounts of $339 and $280, respectively)	3,748	4,375
Deferred costs, net	4,765	4,246
Prepaid expenses and other assets	9,694	3,786
Total assets	$1,332,974	$1,343,930
Liabilities and Equity:
Mortgage debt, net	$392,985	$394,544
Revolving credit facility	—	—
Unsecured term loan, net	89,597	89,533
Accounts payable and accrued expenses (including $548 and $399 due to related parties, respectively)	29,285	29,255
Lease liability, net	20,698	20,808
Distributions payable	5,431	5,414
Total liabilities	537,996	539,554
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,907,719 and 48,859,836 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	489	488
Additional paid-in capital	1,046,779	1,047,176
Accumulated deficit	(282,287)	(271,651)
Total shareholders’ equity	765,029	776,061
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	29,949	28,315
Total equity	794,978	804,376
Total liabilities and equity	$1,332,974	$1,343,930

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended
	March 31,
	2024	2023
Revenue:
Room	$62,483	$61,671
Food and beverage	1,846	2,087
Other	3,836	3,491
Reimbursable costs from related parties	278	365
Total revenue	68,443	67,614
Expenses:
Hotel operating expenses:
Room	15,133	14,117
Food and beverage	1,483	1,557
Telephone	319	362
Other hotel operating	819	914
General and administrative	7,166	6,805
Franchise and marketing fees	5,489	5,341
Advertising and promotions	1,343	1,515
Utilities	3,009	3,151
Repairs and maintenance	3,954	3,730
Management fees paid to related parties	2,309	2,287
Insurance	820	699
Total hotel operating expenses	41,844	40,478
Depreciation and amortization	15,255	14,258
Property taxes, ground rent and insurance	5,293	6,105
General and administrative	4,594	4,341
Other charges	50	—
Reimbursable costs from related parties	278	365
Total operating expenses	67,314	65,547
Operating income before loss on sale of hotel properties	1,129	2,067
Loss on sale of hotel properties	(152)	—
Operating income	977	2,067
Interest and other income	846	20
Interest expense, including amortization of deferred fees	(7,307)	(6,438)
Loss on early extinguishment of debt	—	(691)
Loss before income tax expense	(5,484)	(5,042)
Income tax expense	—	—
Net loss	(5,484)	(5,042)
Net loss attributable to noncontrolling interests	259	193
Net loss attributable to Chatham Lodging Trust	(5,225)	(4,849)
Preferred dividends	(1,987)	(1,987)
Net loss attributable to common shareholders	$(7,212)	$(6,836)
Loss per common share - basic:
Net loss attributable to common shareholders	$(0.15)	$(0.14)
Loss per common share - diluted:
Net loss attributable to common shareholders	$(0.15)	$(0.14)
Weighted average number of common shares outstanding:
Basic	48,891,994	48,838,742
Diluted	48,891,994	48,838,742
Distributions declared per common share:	$0.07	$0.07

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended
	March 31,
	2024	2023
Funds From Operations (“FFO”):
Net loss	$(5,484)	$(5,042)
Preferred dividends	(1,987)	(1,987)
Net loss attributable to common shares and common units	(7,471)	(7,029)
Loss on sale of hotel properties	152	—
Depreciation	15,196	14,204
FFO attributable to common share and unit holders	7,877	7,175
Other charges	50	—
Loss on early extinguishment of debt	—	691
Adjusted FFO attributable to common share and unit holders	$7,927	$7,866
Weighted average number of common shares and units
Basic	50,589,012	50,181,826
Diluted	50,924,633	50,310,638

	For the three months ended
	March 31,
	2024	2023
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net loss	$(5,484)	$(5,042)
Interest expense, including amortization of deferred fees	7,307	6,438
Depreciation and amortization	15,255	14,258
EBITDA	17,078	15,654
Loss on sale of hotel properties	152	—
EBITDAre	17,230	15,654
Other charges	50	—
Loss on early extinguishment of debt	—	691
Share based compensation	1,604	1,452
Adjusted EBITDA	$18,884	$17,797

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended
		March 31,
		2024	2023

Net loss		$(5,484)	$(5,042)
Add:	Interest expense, including amortization of deferred fees	7,307	6,438
	Depreciation and amortization	15,255	14,258
	Corporate general and administrative	4,594	4,341
	Other charges	50	—
	Loss on early extinguishment of debt	—	691
	Loss on sale of hotel properties	152	—
Less:	Interest and other income	(846)	(20)
	Adjusted Hotel EBITDA	$21,028	$20,666